EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117535) pertaining to the TRW Automotive Savings Plan for Represented Employees of our report dated June 27, 2005, with respect to the financial statements and schedule of the TRW Automotive Savings Plan for Represented Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Troy, Michigan

June 27, 2005